EXHIBIT 4.1

DRAGANFLY INC. SUBSCRIBER QUESTIONNAIRE

In connection with subscribing for the securities (the “Securities”) issued by Draganfly Inc., a company incorporated under the laws of the Province of British Columbia, Canada (the “Company”), please complete the following Subscriber Questionnaire. The Company intends to use the proceeds of this offering for a variety of uses including without limitation research and development expenses, offering expenses, working capital and general corporate purposes as further described in the offering circular pursuant to which the Securities are being offered under Regulation A (“Regulation A”) under the Securities Act of 1933 (“Securities Act”) in effect as of the date hereof (the “Offering Circular”). The potential subscriber in the Securities shall be referred to in this Agreement as the “Subscriber.” This Subscriber Questionnaire should be completed either by the Subscriber or, if the Subscriber is an entity, by an authorized representative of the Subscriber.

The Subscriber Questionnaire and the Subscription Agreement are collectively referred to as the “Agreement.” If the Subscriber Questionnaire indicates that any Subscriber’s response to a question requires further information, the Subscriber should contact the Company as soon as possible. Subscribers must complete and return all other additional required documentation, including an IRS Form W-9.

1.	U.S., Canadian or Other Foreign Person or Entity Status.

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I represent and warrant that the “U.S. Subscriber” is a United States citizen or resident or a corporation, partnership, limited liability company, trust, or equivalent legal entity organized under the laws of any state of the United States.

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I represent and warrant that the “Canadian Subscriber” is a Canadian citizen or resident or a corporation, partnership, limited liability company, trust, or equivalent legal entity organized under the laws of any province or territory of Canada.

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I represent and warrant that the “International Subscriber” is neither a United States nor Canadian citizen or resident, corporation, partnership, limited liability company, trust, or equivalent legal entity organized under the laws of any state of the United States or province or territory of Canada.

2.	Accredited Investor or Qualified Purchaser Status.

To invest in this offering, the Subscriber must either be an “accredited investor,” within the meaning of Rule 501(a) under the Securities Act, or the Subscriber must be a “qualified purchaser,” within the meaning of Regulation A under the Securities Act or the Subscriber must be an “accredited investor,” as defined in National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators (“NI 45-106”) under Canadian securities laws.

☐	U.S. Accredited Investor Status. I represent and warrant that the Subscriber is an “accredited investor,” within the meaning of Rule 501(a) under the Securities Act.

☐	Canadian Accredited Investor Status. I represent and warrant that the Subscriber is an “accredited investor,” as defined in NI 45-106.

If you are a Canadian “accredited investor”:

a.	complete and sign the Accredited Investor Certificate attached as Schedule A to Annex 1 of the Subscription Agreement and,

b.

if you are an individual relying on category (j), (k) or (l) of the Accredited Investor Certificate (and do not meet the higher financial asset threshold set out in paragraph (j.1) of the Accredited Investor Certificate), complete and sign the Form 45 106F9 – Form for Individual Accredited Investors attached as Schedule A-1 to Annex 1 of the Subscription Agreement.

☐	Qualified Purchaser Status. I represent and warrant that the Subscriber is a “qualified purchaser,” as defined in Regulation A of the Securities Act, based on the fact that either:

a.	I am the Subscriber and I am a natural person. I am not investing more than the greater of either 10% of my net worth[1] or 10% of my annual income[2]; or

b.	The Subscriber is not a natural person, and the Subscriber is not investing more than the greater of the following, as calculated for the most recently completed fiscal year end:

(a)	10% of the Subscriber’s revenue; or

(b)	10% of the Subscriber’s net assets.

3.	ERISA.

Benefit Plan Investor Status. I represent and warrant that the Subscriber is not, and neither I nor the Subscriber is acting (directly or indirectly) on behalf of, any of the following:

☐ An employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act (“ERISA”)), whether or not the plan is subject to Title I of ERISA; a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code (“Code”); a “benefit plan investor” within the meaning of 29 C.F.R. Section 2510.3-101; a “governmental plan” within the meaning of Section 3(32) of ERISA; or a person that is deemed to hold “plan assets” under the ERISA plan assets regulations, and consequently subject to regulation under ERISA.

☐ An entity 25% or more of the value of any class of equity of which is held by entities described in the paragraph above; provided that for purposes of making the determination, the value of any equity interest held by a person (other than an entity described in the beginning of this item) who has discretionary authority or control with respect to the assets of the entity or a person who provides investment advice for a fee (direct or indirect) with respect to those assets, or any affiliate of that person, will be disregarded.

☐ A “benefit plan investor” based on the immediately preceding item, that is subject to Title I of ERISA or Section 4975 of the Code.

4.	Additional Information.

BY PURCHASING THE SECURITIES, THE SUBSCRIBER EXPRESSLY ACKNOWLEDGES AND ASSUMES THESE RISKS.

☐ The Subscriber acknowledges that the Subscription Information has been prepared without taking into account the Subscriber’s objectives, financial situation, or needs, or those of any other person. The Subscriber acknowledges that it is recommended that the Subscriber seek independent legal, financial, accounting, and taxation advice before making a decision to acquire, subscribe for, or purchase the Securities.

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1 For purposes of this paragraph, “net worth” must be calculated as set forth in Rule 501(a) under the Securities Act of 1933, as amended. In general, “net worth” means the excess of total assets at fair market value over total liabilities. For the purposes of determining “net worth,” the primary residence owned by an individual shall be excluded as an asset. Any liabilities secured by the primary residence should be included in total liabilities only if and to the extent that: (1) such liabilities exceed the fair market value of the residence; or (2) such liabilities were incurred within 60 days before the sale of the Securities (other than as a result of the acquisition of the primary residence).

2 For purposes of this paragraph, “annual income” must be calculated as set forth in Rule 501(a) under the Securities Act of 1933, as amended, which requires natural persons to consider their income in the two most recent years and a reasonable expectation of income for the current year.

☐ The Subscriber agrees that at any time in the future at which the Subscriber may acquire the Securities, the Subscriber shall be deemed to have reaffirmed, as of the date of acquisition of the Securities, each and every representation and warranty made by the Subscriber in this Agreement or any other instrument provided by the Subscriber to the Company in connection with that acquisition, except to the extent modified in writing by the Subscriber and consented to by the Company.

☐ The Subscriber agrees on behalf of the Subscriber and the Subscriber’s successors and assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver any other instruments, documents and statements and to take any other actions as the Company may determine to be necessary or appropriate to comply with applicable law and to effectuate and carry out the purposes of this Agreement. The Subscriber further agrees that the Company may, in its sole discretion, refuse to sell me a Security if, among other things, the Subscriber refuses to comply with this provision.

5.	Review of Subscription Information.

☐ The Subscriber acknowledges and agrees that the Subscriber has received, and should read and carefully review, the following documents (collectively, the “Subscription Information”) in connection with submitting this Subscriber Questionnaire:

a.	The Offering Circular;

b.	All exhibits to the offering circular, including all “testing the waters” materials filed therewith in compliance with Rule 255 under the Securities Act; and

c.	This Agreement, which sets forth the terms governing my subscription to the Securities, and sets forth certain representations I am making in connection with my subscription to the Securities.

6.	Subscriber Information.

Signatory name:	Entity Name:

Signatory title (if applicable):

Entity address:

E-Mail Address:

Aggregate Investment (USD value):

Price per Unit in general sale:	$ 0.47

Price per Common Share underlying Warrant in general sale:	$ 0.71

Payment Method (USD):

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I represent and warrant to the Company that the answers provided in this Subscriber Questionnaire are current, true, correct and complete and may be relied upon by the Company and its respective affiliates in evaluating my eligibility, or the eligibility of the entity that I represent, as a Subscriber and determining whether to accept this Agreement. I will notify the Company of any change to the information provided in this Subscriber Questionnaire promptly, but in any event within fifteen days of such change.

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I agree to be bound (or, if I am an authorized representative of the Subscriber, I agree that the Subscriber will be bound) by any affirmation, assent or agreement that I transmit to or through this website by computer or other electronic device, including internet, telephonic and wireless devices, including, but not limited to, any consent I give to receive communications from the Company or any of its affiliates solely through electronic transmission. I agree that when I click on an “I Agree,” “I Consent” or other similarly worded button or entry field with my mouse, keystroke or other device, my agreement or consent will be legally binding and enforceable against me (or, if I am an authorized representative of the Subscriber, against the Subscriber) and will be the legal equivalent of my handwritten signature on an agreement that is printed on paper. I agree that the Company and any of their affiliates will send me electronic copies of any and all communications associated with my subscription to the Securities, as provided in Section 6 of this Subscriber Questionnaire and Section 12 below of the Subscription Agreement.

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I represent and warrant to the Company that all questions and responses provided by the Subscriber in the course of completing the “purchase flow” process, including without limitation, the information reflected in this Subscriber Questionnaire, as well as Subscriber’s contact information, address, and account information, Subscriber’s social security number if Subscriber is a natural person, and, if Subscriber is an entity, Subscriber’s tax identification number and whether Subscriber is an S Corporation, C Corporation, Grantor Trust, Limited Partnership, General Partnership, Limited Liability Partnership, Limited Liability Company, Estate, or other type of entity, is current, true, correct and complete and may be relied upon by the Company and its respective affiliates. I will notify the Company of any change to this information promptly, but in any event within fifteen days of such change.

7.	Insider or Registrant of the Company.

The Subscriber is either:

☐	an “insider” as such term is defined in the Securities Act (British Columbia)[3];

☐	a “registrant” as such term is defined in the Securities Act (British Columbia); or

☐	is not an “insider” nor a “registrant”.

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3 As set out in the Securities Act (British Columbia), “insider” means:

(a) a director or an officer of an issuer,

(b) a director or an officer of a person that is itself an insider or a subsidiary of an issuer,

(c) a person that has

(i) beneficial ownership of, or control or direction over, directly or indirectly, or

(ii) a combination of beneficial ownership of, and control or direction over, directly or indirectly, securities of an issuer carrying more than 10% of the voting rights attached to all the issuer's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution,

(d) an issuer that has purchased, redeemed or otherwise acquired a security of its own issue, for so long as it continues to hold that security,

(e) a person designated as an insider in an order made under section 3.2, or

(f) a person that is in a prescribed class of persons.

8.	Present Ownership of Securities.

The Subscriber either:

☐	owns directly or indirectly, or exercises control or direction over, no Common Shares or securities convertible into Common Shares; or

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owns directly or indirectly, or exercises control or direction over, ________________ Common Shares and convertible securities entitling the Subscriber to acquire an additional ________________ Common Shares.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A TIER II OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION, THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) applies to the initial subscription to the Units (defined hereunder) and the Common Shares underlying the Warrants (each as defined hereunder), issued by Draganfly Inc., a company incorporated under the laws of British Columbia, Canada (the “Company”) and is made and entered into by and between the undersigned (the “Subscriber”) and the Company. Subject to the terms and conditions provided in this Agreement, and to the terms of the other Subscriber Agreements, as defined below, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain Securities (as defined below), as set forth in Section 1, offered pursuant to the offering circular with respect to the offer and sale of the Securities in effect and filed with the Securities and Exchange Commission (“SEC”) under Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (“Securities Act”) as of the date hereof (the “Offering Circular”). Each “Unit” of securities is comprised of one common share in the capital of the Company, with no par value per share (each, a “Common Share”), and one Common Share purchase warrant (each whole warrant, a “Warrant”), attached hereto as Exhibit A, to purchase one additional Common Share (each, a “Warrant Share”).The Units and the Common Shares underlying the Warrants are collectively referenced herein as the “Securities”.

The Company’s Common Shares began trading on the Canadian Securities Exchange (“CSE”) in Canada under the symbol “DFLY” on November 5, 2019 and the OTCQB Venture Market of the OTC Markets (“OTCQB”) under the symbol “DFLYF” on January 9, 2020. The closing price of the Common Shares on September 16, 2020, being the last trading day before the date of the Offering Circular, was US$0.49 on the CSE (the “Closing Price”). The initial public offering price for each Unit is US$0.47 (the “Unit Price”), which is comprised of the Closing Price plus a 5% discount. One Warrant is required to purchase one additional Warrant Share at an exercise price of US$0.71 per Warrant, which includes a 50% increase in premium to the Unit Price, subject to certain adjustments. The Warrants are exercisable immediately and terminating on the date that is the twenty-four (24) month anniversary of issuance of a respective purchaser’s Units in the Offering (defined below) (the “Closing Date”).

A. The Company is a company incorporated under the laws of the Province of British Columbia, Canada.

B. The offering of the Securities (the “Offering”) is described in the Offering Circular that is available through the online website platform located at www.draganfly.com (the “Site”), which is owned and operated by the Company, as well as on the SEC EDGAR website and the SEDAR website. It is the responsibility of the Subscriber to read the Offering Circular and all other Subscription Information (defined below). While these documents are subject to change, the Company advises the Subscriber to print and retain a copy of these documents for the Subscriber’s records. By signing this Agreement electronically, Subscriber agrees to be bound by the terms of the Subscriber Agreements, as defined below, with respect to Subscriber’s subscription to the Securities, and Subscriber agrees that by signing this Agreement electronically, Subscriber is also deemed to have signed each of the remaining Subscriber Agreements, to consent to the Company’s Privacy Notice, and to agree to transact business with the Company and to receive communications relating to the Securities electronically.

C. The Subscriber hereby represents that he, she or it is (i) either (1) a United States citizen or resident or a corporation, partnership, limited liability company, trust, or equivalent legal entity organized under the laws of any state of the United States, (2) a Canadian citizen or resident or a corporation, partnership, limited liability company, trust, or equivalent legal entity organized under the laws of any province or territory of Canada, or (3) neither a United States nor Canadian citizen or resident or a corporation, partnership, limited liability company, trust, or equivalent legal entity organized under the laws of any state of the United States or any province or territory of Canada; and (ii) is either (1) an “accredited investor,” as that term is defined under Regulation D under the Securities Act, (2) is a “qualified purchaser,” as that term is defined under Regulation A under the Securities Act, or (3) is an “accredited investor,” as defined in NI 45-106.

D. Except as the context otherwise requires, any reference in this Agreement to:

1. “Subscription Information” shall mean collectively:

a. The Subscriber Agreements;

b. The Offering Circular;

c. All exhibits to the offering circular, including all “testing the waters” materials filed therewith in compliance with Rule 255 under the Securities Act; and

2. “Draganfly Parties” shall mean the Company and any of its affiliates, and each of their respective directors, managers, officers, shareholders, members, partners, employees or agents.

3. “Subscriber” shall mean the natural person (whether individually or jointly with another person) or entity subscribing for the Securities and also includes the Canadian Subscriber and the International Subscriber unless otherwise indicated.

4. “Subscriber Agreements” shall mean collectively:

a. The questions and responses provided by the Subscriber in the course of completing the “invest flow” process, including without limitation the account information questionnaire, on the Site (the “Subscriber Questionnaire”);

b. The terms of use for the website operated by the Company located at www.draganfly.com (the “Terms of Use”); and

c. This Agreement, which sets forth the terms governing a subscription to the Securities, and sets forth certain representations made in connection with a subscription to the Securities.

SUBSCRIBER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

1. Subscription for and Purchase of the Securities

1.1 Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the Securities (the “Purchase”) in the amount of the purchase price (the “Purchase Price”) set forth in the Subscriber Questionnaire.

1.2 The Subscriber must initially purchase at least the minimum number of Securities established by the Company as specified in the Offering Circular. There is no minimum subscription requirement on additional purchases once the Subscriber has purchased this minimum number of Securities.

1.3 Once the Subscriber’s subscription to purchase the Securities is accepted by the Company (as evidenced by the Company’s counter signature to this Agreement), the commitment is irrevocable (except pursuant to Section 17 herein) until the Securities are issued, the Purchase is rejected by the Company, or the Company otherwise determines not to consummate the transaction.

1.4 The Company has the right to reject this Agreement in whole or in part for any reason. Once the Agreement is accepted by the Company, the Subscriber may not cancel, terminate or revoke this Agreement (except pursuant to Section 17 herein), which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.5 The Purchase Price for the Securities shall be paid concurrently with the electronic execution and delivery to the Company of this Subscription Agreement. Subscriber shall deliver the Purchase Price to the Company, in accordance with the instructions set forth in the Subscriber Questionnaire. The Subscriber understands that the Company will not accept this Agreement until the full amount of the Purchase Price has been delivered to the Company.

1.6 If this Agreement is accepted by the Company, the Subscriber agrees to comply fully with the terms of the Subscriber Agreements. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this subscription and the Subscriber’s purchase of the Securities.

1.7 Subscriber understands and acknowledges that the Purchase Price for the Securities will be immediately available to the Company acceptance of the subscription by the Company. If this Agreement is accepted by the Company, the Subscriber hereby authorizes the Company to utilize the cash proceeds in the Company’s sole discretion in accordance with the use of proceeds provided in the Offering Circular (the “Closing”).

1.8 In the event that (i) this Agreement is rejected in full or (ii) this Agreement is terminated in accordance with Section 17 following its acceptance (in full or in part), the Company will direct any payment made by the Subscriber to the Company for the Securities that has not previously been refunded to be refunded to the Subscriber by the Company without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Agreement is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this subscription, which shall terminate.

1.9 Upon acceptance of this Agreement by the Company and payment of the Purchase Price by the Subscriber and receipt of the Purchase Price by the Company, the Company agrees to deliver the Securities to the Subscriber at the Closing as described in the Offering Circular, subject to the terms of this Agreement, and in all cases understanding that the Company has full discretion to accept or reject this Agreement at any time prior to Closing.

2. Subscriber’s Review of Information and Subscription Decision.

2.1 The Subscriber acknowledges and understands that it is solely the Subscriber’s responsibility to read the Subscription Information and make a determination to subscribe to the Securities. The Subscriber and/or the Subscriber’s advisers, who are not affiliated with and not compensated directly or indirectly by any of the Draganfly Parties, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Company and its business to evaluate the merits and risks of a subscription, to make an informed decision and to protect Subscriber’s own interests in connection with the Purchase. The Subscriber understands that Greenberg Traurig, LLP acts as counsel only to the Company and does not represent the Subscriber or any other person by reason of purchasing the Securities.

2.2 The Subscriber is subscribing for and purchasing the Securities without being furnished any offering literature other than the Subscription Information, and is making this subscription decision solely in reliance upon the information contained in the Subscription Information and upon any investigation made by the Subscriber or Subscriber’s advisers, but not on any recommendation to subscribe to the Securities by any Draganfly Party.

2.3 The Subscriber’s subscription to the Securities is consistent with the purposes, objectives and cash flow requirements of the Subscriber.

2.4 The Subscriber understands that the Securities being purchased are a speculative purchase that involves a substantial degree of risk of loss of the Subscriber’s entire purchase price in the Securities, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Securities. The Subscriber has received and has had the opportunity to review the Subscription Information including the risk factors set forth in the Offering Circular. Neither the Company nor anyone on its behalf has made any representations (whether written or oral) to the Subscriber (i) regarding the future value or utility of the Securities or (ii) that the past business performance and experience of the Draganfly Parties will in any way predict the current or future value or utility of the Securities.

2.5 The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions and forecasts that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

2.6 At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Company, any other Draganfly Party, or any other person that:

2.6.1 a percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this subscription; or

2.6.2 the past performance or experience of any other purchase sponsored by any Draganfly Party in any way indicates the predictable or probable results of the ownership of the Securities or the overall venture.

2.7 The Subscriber represents and agrees that none of the Draganfly Parties have recommended or suggested the acquisition of Securities to the Subscriber.

3. Subscriber’s Representations Related to a Subscription in the Securities.

3.1 The Subscriber, if an entity, is, and shall at all times while it holds the Securities remain, duly organized, validly existing and in good standing under the laws of the state, province or other jurisdiction of the country of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen years of age or older, competent to enter into a contractual obligation, and, if a U.S. Subscriber or Canadian Subscriber, a citizen or resident of the United States of America or Canada, respectively. The principal place of business or principal residence of the Subscriber is as shown in the Subscriber Questionnaire.

3.2 The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth in this Agreement, and consummate the transactions contemplated in this Agreement. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations in this Agreement and to consummate the transactions contemplated in this Agreement. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

3.3 The Subscriber is subscribing for and purchasing the Securities solely for the Subscriber’s own account, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Securities, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Securities, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.4 The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement and the performance of the obligations outlined in this Agreement will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned in this Agreement, including, but not limited to, the Subscriber’s Purchase, will not violate any domestic or foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.5 The Subscriber is able to bear the economic risk of this purchase and, without limiting the generality of the foregoing, is able to hold the Securities for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire subscription in the Securities.

3.6 Neither (i) the Subscriber, (ii) any of its directors, executive officers, other officers that may serve as director or officer of any company in which it invests, general partners or managing partners, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 262 of the Securities Act) held by the Subscriber is subject to any Disqualifying Event1 except for Disqualifying Events covered by Rule 262(b)(2) or (3) or Rule 262(c) under the Securities Act and disclosed reasonably in advance of the Purchase in writing in reasonable detail to the Company.

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1 “Disqualifying Event” means the following:

3.7 The Subscriber understands that no state, federal or foreign authority has scrutinized this Agreement or the Securities offered pursuant hereto, has made any finding or determination relating to the fairness for purchase of the Securities, or has recommended or endorsed the Securities, and that the Securities have not been registered under the Securities Act or any state or foreign securities laws, in reliance upon exemptions from registration thereunder.

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(1) within the past ten years, conviction of a felony or misdemeanor (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of being an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(2) was the subject to an order, judgment or decree of any court of competent jurisdiction, entered within the prior five years, that restrains or enjoins the Subscriber from engaging or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filings with the SEC; or (iii) arising out of the conduct of the business of being an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(3) the subject of a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that (i) bars the Subscriber from (a) association with an entity regulated by such commission, authority, agency, or officer, (b) engaging in the business of securities, insurance or banking or (c) engaging in savings association or credit union activities; or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

(4) subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 that (i) suspends the Subscriber’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the Subscriber’s activities, functions or operations of, or imposes civil money penalties on the Subscriber; or (iii) bars the Subscriber from being associated with any entity or from participating in the offering of any penny stock;

(5) subject to any order of SEC entered within the prior five years that orders the Subscriber to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws or (ii) Section 5 of the Securities Act;

(6) suspension or expulsion from membership in, or suspension or bar from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7) having filed (as a registrant or issuer), or named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is currently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; and

(8) was subject to a United States Postal Services (“USPS”) false representation order entered within the previous five years, or currently is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the USPS to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

3.8 Subscriber represents and warrants that Subscriber: (a) (1) is not located or domiciled; (2) does not have a place of business; or (3) is not a Resident of, or located in, a jurisdiction that is subject to U.S. or other sovereign country sanctions or embargoes, or (2) an individual, or an individual employed by or associated with an entity, identified on the U.S. Department of Commerce’s Denied Persons or Entity List, the U.S. Department of Treasury’s Specially Designated Nationals or Blocked Persons Lists, or the U.S. Department of State’s Debarred Parties List. Subscriber agrees that if Subscriber’s country of residence or other circumstances change such that the above representations are no longer accurate, Subscriber will immediately cease using the Securities. Subscriber further represents and warrants that if Subscriber is purchasing the right to receive the Securities on behalf of a legal entity: (1) such legal entity is duly organized and validly existing under the applicable laws of the jurisdiction of its organization, and (2) Subscriber is duly authorized by such legal entity to act on its behalf.

4. Subscriber’s Lock-Up Period.

4.1 The Common Shares and Warrants will be separately transferable following the termination of (i) any transfer hold periods under applicable law and (ii) the following contractual lock-up period: The Subscriber understands that it is subject to a 9-month “lock-up” from the Closing Date of the Offering relating to the Units, Common Shares, and Warrants purchased in the Offering. This means that, for a period of 9 months following the Closing Date of the Offering, the Subscriber may not, with limited exceptions, sell or agree to sell any of the Units or components thereof - the Common Shares or Warrants - or enter into any agreement or arrangement to transfer to another, in whole or in part, any of the economic consequences of ownership of the Units, Common Shares or Warrants, without the prior written consent of the Company pursuant to the terms of this lock-up agreement.

5. Information Provided by Subscriber.

5.1 The information that the Subscriber has furnished in the Investor Questionnaire, including (without limitation) the information furnished by the Subscriber to the Company regarding whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D under the Securities Act, (ii) a “qualified purchaser” as that term is defined in Rule 256 under Regulation A under the Securities Act and/or (iii) an “accredited investor” as defined under NI 45-106, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Agreement. Further, the Subscriber shall immediately notify the Company of any change in any statement made in this Agreement prior to the Subscriber’s receipt of the Company’s acceptance of this Agreement, including, without limitation, Subscriber’s status as an “accredited investor” and/or a “qualified purchaser.” The representations and warranties made by the Subscriber may be fully relied upon by the Company, and any other Draganfly Party, and by any investigating party relying on them. The Subscriber acknowledges and agrees that the Subscriber shall be liable for any loss, liability, claim, damage and expense whatsoever (including all expenses incurred in investigating, preparing or defending against any claim whatsoever) arising out of or based upon any inaccuracy in the representations and warranties in the information provided by the Subscriber.

5.2 The Subscriber confirms that all information and documentation provided to the Company, including but not limited to all information regarding the Subscriber’s identity and source of funds to be used to purchase the Securities, is true, correct and complete. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

5.3 The representations, warranties, agreement, undertakings and acknowledgments made by the Subscriber in this Agreement will be relied upon by the Draganfly Parties and counsel to the Company in determining, among other things, whether to allow the Subscriber to purchase the Securities. The representations, warranties, agreements, undertakings and acknowledgments made by the Subscriber in this Agreement shall survive the Subscriber’s purchase of the Securities. The Subscriber agrees to notify the Company immediately if any of the Subscriber’s representations, warranties and covenants contained in this Agreement become untrue or incomplete in any respect.

5.4 The Draganfly Parties may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons of the Subscriber.

6. Rights to Use Subscriber Information.

6.1 The Subscriber agrees and consents that the Draganfly Parties and any administrator appointed from time to time with respect to the Company (the “Administrator”) may obtain, hold, use, disclose, transfer, and otherwise process the Subscriber’s data, including but not limited to the contents of the Subscription Agreements:

6.1.1 as the Draganfly Parties or the Administrator reasonably deem necessary or appropriate to facilitate the acceptance, management and administration of the Subscriber’s subscription for the Securities, on an ongoing basis;

6.1.2 to provide notice of, and/or to seek consent to uses or disclosures of such data for specific purposes;

6.1.3 for any specific purposes where the Subscriber has given specific consent to do so;

6.1.4 to carry out statistical analysis and market research, whereby the products of such statistical analysis or market research are not disclosed outside of the Draganfly Parties or the Administrator on a basis in which Subscriber is identifiable without the Subscriber’s specific consent;

6.1.5 as the Draganfly Parties or the Administrator reasonably deem necessary or appropriate to comply with legal process, court orders, or other legal, regulatory, or self-regulatory requirements, requests, or investigations applicable to the Draganfly Parties, the Administrator or the Subscriber, including, but not limited to, in connection with anti-money laundering and similar laws, or to establish the availability under any applicable law of an exemption from registration of the Securities or to establish compliance with applicable law generally by the Draganfly Parties;

6.1.6 for disclosure or transfer to third parties, including the Subscriber’s financial adviser (where appropriate), regulatory bodies, auditors or technology providers to any of the Draganfly Parties or the Administrator, as reasonably necessary for the purposes described in this Section 6.1; and

6.1.7 for any other purposes described in the Privacy Notice or the Subscriber Agreements.

6.2 The Subscriber agrees and consents to disclosure by the Draganfly Parties or the Administrator to relevant third parties of information pertaining to the Subscriber in respect of disclosure and compliance policies or information requests related thereto.

6.3 The Subscriber authorizes the Draganfly Parties and any of their agents to disclose the Subscriber’s nonpublic personal information to comply with regulatory and contractual requirements applicable to the Draganfly Parties. Any such disclosure shall, to the fullest extent permitted by law, be permitted notwithstanding any privacy policy or similar restrictions regarding the disclosure of the Subscriber’s nonpublic personal information.

7. Relationship Between Subscriber and the Draganfly Parties.

7.1 Subscriber acknowledges and agrees that the purchase and sale of the Securities pursuant to this Agreement is an arms-length transaction between the Subscriber and the Company. In connection with the purchase and sale of the Securities, none of the Company nor any other Draganfly Party is acting as the Subscriber’s agent or fiduciary. The Draganfly Parties assume no advisory or fiduciary responsibility in connection with the Securities. The Draganfly Parties have not provided Subscriber with any legal, accounting, regulatory or tax advice with respect to the Securities, and Subscriber has consulted its own respective legal, accounting, regulatory and tax advisers to the extent Subscriber deems appropriate.

8. Regulatory Limitations and Requirements.

8.1 The Subscriber understands, acknowledges and agrees that the sale of the Securities contemplated in this Agreement is not fully registered with the SEC because it is being made in reliance on Regulation A under the Securities Act, which exempts the Company from certain reporting and other requirements related to the Company, the Securities and their sale, and that the Company is not registered or licensed with any federal or state regulator as an investment adviser, broker-dealer, or under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or the Investment Company Act of 1940 (“1940 Act”). As a result, the Subscriber will not be afforded the full set of protections provided to the clients and customers of such entities under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Advisers Act or the 1940 Act.

8.2 The Subscriber understands and agrees that if, at any time, it is determined that the Company is not in compliance with the Securities Act, the Exchange Act, the Advisers Act, or the 1940 Act, or is otherwise not in compliance with applicable law, the Company may take any corrective action it determines is appropriate, in its sole and absolute discretion.

8.3 The Subscriber understands that the Securities are not legal tender, are not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Purchaser Protection Corporation protections.

8.4 The Subscriber understands that he or she may be barred from purchasing the Securities if the Subscriber is (i) an employee benefit plan that is subject to the fiduciary responsibility standards and prohibited transaction restrictions of part 4 of Title I of U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) any plan to which Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) applies, (iii) a private investment fund or other entity whose assets are treated as “plan assets” for purposes of ERISA and Section 4975 of the Code or (iv) an insurance company, whose general account assets are treated as “plan assets” for purposes of ERISA and Section 4975 of the Code. The Subscriber has notified the Company if it falls into (i) — (iv) of this paragraph.

8.5. THE SUBSCRIBER REPRESENTS AND WARRANTS THAT IT WILL REVIEW AND CONFIRM THE INFORMATION PROVIDED ON AN INTERNAL REVENUE SERVICE (THE “IRS”) FORM W-9, WHICH WILL BE GENERATED AND PROVIDED TO THE COMPANY VIA THE SITE. THE SUBSCRIBER CERTIFIES THAT THE FORM W-9 INFORMATION CONTAINED IN THE EXECUTED COPY (OR COPIES) OF IRS FORM W-9 (AND ANY ACCOMPANYING REQUIRED DOCUMENTATION), AS APPLICABLE, WHEN SUBMITTED TO THE COMPANY WILL BE TRUE, CORRECT AND COMPLETE. THE SUBSCRIBER SHALL (I) PROMPTLY INFORM THE COMPANY OF ANY CHANGE IN SUCH INFORMATION, AND (II) FURNISH TO THE COMPANY A NEW PROPERLY COMPLETED AND EXECUTED FORM, CERTIFICATE OR ATTACHMENT, AS APPLICABLE, AS MAY BE REQUIRED UNDER THE INTERNAL REVENUE SERVICE INSTRUCTIONS TO SUCH FORM W-9, THE CODE OR ANY APPLICABLE TREASURY REGULATIONS OR AS MAY BE REQUESTED FROM TIME TO TIME BY THE COMPANY.

8.5.1 THE CANADIAN SUBSCRIBER AND/OR THE INTERNATIONAL SUBSCRIBER, AS APPLICABLE, REPRESENTS AND WARRANTS THAT HE/SHE/IT HAS REVIEWED THE CANADIAN AND INTERNATIONAL SUPPLEMENT ATTACHED HERETO AS ANNEX I AND THAT HE/SHE/IT IS IN COMPLIANCE WITH ANY REQUIREMENTS OF THE NON-U.S. JURISDICTION (THE “INTERNATIONAL JURISDICTION”) IN WHICH HE/SHE/IT RESIDES OR IS DOMICILED AND WILL NOTIFY THE COMPANY IF NO LONGER IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH INTERNATIONAL JURISDICTION.

8.6 If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Code), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the Purchase of the Securities, (ii) any foreign exchange restrictions applicable to the Purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

8.7 It is the intent of the Draganfly Parties to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities. Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

8.7.1 None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

8.7.2 To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) will cause any Draganfly Party to be in violation of federal anti-money laundering laws or regulations.

8.7.3 When requested by the Company, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that the Company or any other Draganfly Party may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person2 to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. The Company reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Company. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, a subscription by the Subscriber may be refused.

8.7.4 Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, nor any of the Subscriber’s beneficial owners, nor any person for whom the Subscriber is acting as agent or nominee in connection with this subscription, nor, in the case of a Subscriber which is an entity, any Related Person is:

a. a Prohibited Subscriber;3

b. a Senior Foreign Political Figure,4 any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure,5 or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;6 or

c. a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 of the Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 as warranting special measures due to money laundering concerns.

___________________

2 “Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan.

3 “Prohibited Subscriber” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to any Draganfly Party in connection therewith.

4 “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

5 “Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

6 “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur.

8.7.5 The Subscriber hereby agrees to immediately notify the Company if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 8.7 have become incorrect or if there is any change in the information affecting these representations and covenants.

8.7.6 The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations.

8.7.7 The Subscriber acknowledges and agrees that the Company, in complying with anti-money laundering statutes, regulations and goals, may file any information with governmental and law enforcement agencies to identify transactions and activities that the Company or its agents reasonably determines to be suspicious, or as otherwise required by law.

9. Tax Requirements.

9.1 The Subscriber certifies that the Subscriber has completed and submitted any required waiver of local privacy laws that could otherwise prevent disclosure of information to the Company, the IRS or any other governmental authority for purposes of Chapter 3, Chapter 4 or Chapter 61 of the Internal Revenue Code (the “Code”) (including without limitation in connection with FATCA, as defined below) or any intergovernmental agreement entered into in connection with the implementation of the FATCA (an “IGA”), and any other documentation required to establish an exemption from, or reduction in, withholding tax or to permit the Company to comply with information reporting requirements pursuant to Chapter 3, Chapter 4 or Chapter 61 of the Code (including, without limitation, in connection with FATCA or any IGA).

9.2 The Subscriber further certifies that the Subscriber will provide to the Company prior to the Closing an IRS Form W-9, appropriate IRS Form W-8 or other applicable IRS Forms and any additional documentation required by the Company for purposes of satisfying the Company’s obligations under the Code, and in any event the Company may require such documentation prior to the delivery of the Securities to the Subscriber.

9.3 The Subscriber will (a) provide, upon request, prompt written notice to the Company, and in any event within 30 days of such request, of any change in the Subscriber’s U.S. tax or withholding status, and (b) execute properly and provide to the Company, within 30 days of written request by the Company, any other tax documentation or information that may be reasonably required by the Company in connection with the operation of the Company to comply with applicable laws and regulations (including, but not limited to, the name, address and taxpayer identification number of any “substantial U.S. owner” (as defined in the Code) of the Subscriber or any other document or information requested by the Company in connection with the Company complying with FATCA and/or any IGA or as required to reduce or eliminate any withholding tax directly or indirectly imposed on or collected by or with respect to the Company), and (c) execute and properly provide to the Company, within 30 days of written request by the Company, any tax documentation or information that may be requested by the Company.

9.4 The Subscriber further consents to the reporting of the information provided pursuant to this Section 9, in addition to certain other information, including, but not limited to, the value of the Subscriber’s purchase of the Securities to the IRS or any other governmental authority if the Company is required to do so under FATCA.

9.5 As used in this Agreement, “FATCA” means one or more of the following, as the context requires: (i) Sections 1471 through 1474 of the Code and any associated legislation, regulations or guidance, or similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement equivalent tax reporting, financial or tax information sharing, and/or withholding tax regimes, (ii) any intergovernmental agreement, treaty or any other arrangement between the United States and an applicable foreign country, entered into to facilitate, implement, comply with or supplement the legislation, regulations or guidance described in the foregoing clause (i), and (iii) any legislation, regulations or guidance implemented in a jurisdiction to give effect to the foregoing clauses (i) or (ii).

9.6 By executing this Agreement, the Subscriber understands and acknowledges that (i) the Company may be required to provide the identities of the Subscriber’s direct and indirect beneficial owners to a governmental entity, and (ii) the Subscriber hereby waives any provision of law and/or regulation of any jurisdiction that would, absent a waiver, prevent the Company from compliance with the foregoing and otherwise with applicable law as described in this Section 9.

9.7 The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of purchasing the Securities. The Subscriber acknowledges that Subscriber has received a copy of the Offering Circular regarding certain tax consequences of purchasing the Securities, subject to adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that none of the Draganfly Parties are providing any warranty or assurance regarding the tax consequences to the Subscriber by reason of the Purchase.

10. Other Risks.

10.1 The Subscriber (i) is able to bear the economic cost of holding the Securities for an indefinite period of time; (ii) has adequate means of providing for his, her, or its current needs and possible personal contingencies even in the event that the Securities lose all of their value; and (iii) has no need for liquidity of the Securities. The Subscriber’s purchase of the Securities is consistent with the objectives and cash flow requirements of the Subscriber and will not adversely affect the Subscriber’s overall need for diversification and liquidity.

10.2 The Subscriber is solely responsible for reviewing, understanding and considering the risks above and any additional risks, including without limitation those described in the Offering Circular. The Company’s operations, financial condition, and results of operations could be materially and adversely affected by any one or more of those risk factors, as could the underlying value of each Subscriber’s Securities, which may lead to the Securities losing all value.

11. Transfer and Storage of Personal Data.

11.1 The Subscriber understands and agrees that in connection with the services provided by the Company, its personal data may be transferred and/or stored in various jurisdictions in which the Draganfly Parties have a presence, including in or to jurisdictions that may not offer a level of personal data protection equivalent to the Subscriber’s country of residence.

11.2 The Subscriber further understands and agrees that, although the Draganfly Parties will use their reasonable efforts to maintain the confidentiality of the information provided in the Subscriber Questionnaire, the Draganfly Parties may disclose or transfer the Subscriber Agreements, and disclose or transfer other data of Subscriber, as described in Section 6.1. Any disclosure, use, storage or transfer of information for these purposes shall not be treated as a breach of any restriction upon the disclosure, use, storage or transfer of information imposed on any person by law or otherwise.

12. Consent to Electronic Delivery of Notices, Disclosures and Forms.

12.1 The Subscriber understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, the Subscriber’s purchase of the Securities (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail. The Subscriber hereby consents to electronic delivery as described in the preceding sentence. In so consenting, the Subscriber acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. The Subscriber also acknowledges that an e-mail from the Draganfly Parties may be accessed by recipients other than the Subscriber and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. No Draganfly Party gives any warranties in relation to these matters. The Subscriber further understands and agrees to each of the following:

12.1.1 Other than with respect to tax documents in the case of an election to receive paper versions, none of the Draganfly Parties or the Administrator will be under any obligation to provide the Subscriber with paper versions of any Communications.

12.1.2 Electronic Communications may be provided to the Subscriber via e-mail or a website of a Draganfly Party upon written notice of such website’s internet address to such Subscriber. In order to view and retain the Communications, the Subscriber’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (PDF) file created by Adobe Acrobat. Further, the Subscriber must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Draganfly Parties or the Administrator. To print the documents, the Subscriber will need access to a printer compatible with his or her hardware and the required software.

12.1.3 If these software or hardware requirements change in the future, a Draganfly Party will notify the Subscriber through the Site or other written notification.

12.1.4 To facilitate these services, the Subscriber must provide the Company with his or her current e-mail address and update that information as necessary. Unless otherwise required by law, the Subscriber will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Subscriber has provided to the Company in writing.

12.1.5 None of the Draganfly Parties or the Administrator will assume liability for non-receipt of notification of the availability of electronic Communications in the event the Subscriber’s e-mail address on file is invalid; the Subscriber’s e-mail or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in the Subscriber’s computer, browser, internet service or software; or for other reasons beyond the control of the Draganfly Parties or the Administrator.

12.2 Solely with respect to the provision of tax documents by a Draganfly Party, the Subscriber agrees to each of the following:

12.2.1 If the Subscriber does not consent to receive tax documents electronically, a paper copy will be provided.

12.2.2 The Subscriber’s consent to receive tax documents electronically continues for every tax year of the Company until the Subscriber withdraws its consent by notifying the Company in writing.

13. Bankruptcy.

In the event that the Subscriber files or enters bankruptcy, insolvency or other similar proceeding, Subscriber agrees to use the best efforts possible to avoid any Draganfly Parties being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) Subscriber be allowed to return the Securities to the Company for a refund or (ii) the Company being mandated or ordered to redeem or withdraw the Securities held or owned by Subscriber.

14. Limitations on Damages.

14.1 IN NO EVENT SHALL THE COMPANY OR ANY OTHER DRAGANFLY PARTY BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

14.2 IN NO EVENT WILL THE AGGREGATE LIABILITY OF THE COMPANY AND THE DRAGANFLY PARTIES (JOINTLY), WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE, WHETHER ACTIVE, PASSIVE OR IMPUTED), OR OTHER THEORY, ARISING OUT OF OR RELATING TO THESE TERMS EXCEED THE AMOUNT SUBSCRIBER PAYS TO THE COMPANY FOR THE SECURITIES.

15. Arbitration. PLEASE READ SECTIONS 15.1 THROUGH 15.9 CAREFULLY BECAUSE THEY CONTAIN ADDITIONAL PROVISIONS APPLICABLE ONLY TO INDIVIDUALS LOCATED, RESIDENT OR DOMICILED IN THE UNITED STATES. IF THE SUBSCRIBER IS LOCATED, RESIDENT OR DOMICILED IN THE UNITED STATES, THIS SECTION REQUIRES THE SUBSCRIBER TO ARBITRATE CERTAIN DISPUTES AND CLAIMS WITH THE COMPANY AND LIMITS THE MANNER IN WHICH A SUBSCRIBER CAN SEEK RELIEF FROM THE COMPANY.

15.1 Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 15 (this “Arbitration Provision”). The arbitration shall be conducted in Los Angeles, California. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving Subscriber (or persons claiming through or connected with Subscriber), on the one hand, and any of the Draganfly Parties (or persons claiming through or connected with the Draganfly Parties), on the other hand, relating to or arising out of this Agreement, any Securities, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of Section 15.5 below) the validity or enforceability of this Arbitration Provision, any part of this Arbitration Provision, or the entire Agreement; provided, however, that “Claims” shall not be deemed to include any claims or disputes arising out of alleged breaches or violations of the federal and state securities laws of the United States. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

15.2 The party initiating arbitration shall do so with the American Arbitration Association or the Judicial Arbitration and Mediation Services, in accordance with their rules governing commercial arbitrations. Provided however, that the parties hereby agree that only one arbitrator shall hear and determine their dispute. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

15.3 Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives Subscriber the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary in this Agreement, and the parties hereby consent to a determination by the arbitrator of a party’s entitlement to recover fees and the reasonable amount thereof.

15.4 Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

15.5 The Draganfly Parties agree not to invoke their right to arbitrate an individual Claim that Subscriber may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

15.6 Unless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this Section 15.6 and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this Section 15.6 shall be determined exclusively by a court and not by the administrator or any arbitrator.

15.7 This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

15.8 This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party hereto or other party; and (iii) any transfer of any Securities to any other party. If any portion of this Arbitration Provision other than Section 15.6 is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in Section 15.5 are finally adjudicated pursuant to the last sentence of Section 15.6 to be unenforceable, then no arbitration shall be had and any award issued shall be void and enforceable. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

15.9 THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY DEMANDS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON DEMAND OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATED TO IT.

15.10 The Draganfly Parties agree and acknowledge that nothing in this Agreement shall be deemed to constitute a waiver of any Draganfly Party’s compliance with the federal securities laws and the rules and regulations thereunder, nor shall it constitute a waiver by the Subscriber of any of the Subscriber’s legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived. In addition, this Arbitration Provision shall not apply to claims arising under the U.S. federal securities laws.

16. Additional Information and Subsequent Changes in the Foregoing Representations, Warranties and Covenants.

16.1 The Subscriber agrees to provide any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Securities Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

16.2 Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

16.3 The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

16.4 The Subscriber acknowledges and agrees that it will provide additional information or take such other actions as may be necessary or advisable for the Draganfly Parties (in the sole and absolute judgment of such party or parties) to comply with any disclosure and compliance policies, related legal process or appropriate requests (whether formal or informal), tax reporting and/or withholding requirements or otherwise.

17. Termination.

17.1 In addition to any other event or development described in this Agreement as permitting or requiring termination, each of the following events will cause this Agreement to terminate and expire:

17.1.1 At the discretion of the Company, any breach of any provision of this Agreement (including, without limitation, through any inaccuracy, omission, or incompleteness of a representation or warranty of the Subscriber in this Agreement); and/or

17.1.2 At the discretion of the Company, any determination by the Company that the Subscription in any way results in a material violation of applicable law.

17.2 In the event of termination, Sections 6 (Rights to Use Subscriber Information), 7 (Relationship between Subscriber and the Draganfly Parties), 11 (Transfer and Storage of Personal Data), 12 (Consent to Electronic Delivery of Notices, Disclosures and Forms), 14 (Limitations on Damages), 15 (Arbitration), 17 (Termination), and 18 (Miscellaneous Provisions) shall survive.

17.2.1 Upon delivery of the Securities to Subscriber pursuant to this Agreement, Subscriber’s obligations, pursuant to the Subscriber Questionnaire and Section 5 of this Agreement, to inform the Company of any changes in any statements made in this Agreement, shall terminate with respect to any such changes that relate solely to the period after the delivery of the Securities.

18. Miscellaneous Provisions.

18.1 Governing Law; Consent to Jurisdiction; Venue and Service of Process. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware. To the extent permissible under applicable law, the Subscriber hereby irrevocably agrees that any suit, action or proceeding (“Action”) with respect to this Agreement may, but need not, be resolved, whether by arbitration or otherwise, within the State of California. Accordingly, the parties consent and submit to the non-exclusive jurisdiction of the federal and state courts. The Subscriber agrees and consents that service of process as provided by U.S. federal and Delaware state law may be made upon the Subscriber in any such Action brought in any of said courts, and may not claim that any such suit, action or proceeding has been brought in an inconvenient forum. Notwithstanding the foregoing or anything to the contrary, the Subscriber and Company agree that no provisions under federal laws and regulations, including the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, respective to jurisdiction, venue and/or forum, shall be waived.

18.2 E-Mail Communications. All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by e-mail to such address provided by the Subscriber via the Site. Unless otherwise specified in this Agreement, Subscriber shall send all notices or other communications required to be given hereunder to the Company via e-mail at [●]. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the e-mail has been sent (assuming that there is no error in delivery). As used in this Section 18.2, “business day” shall mean any day other than a day on which banking institutions in the State of California or the City of Saskatoon, in British Columbia, are legally closed for business.

18.3 Assignability. This Agreement, or the rights, obligations or interests of the Subscriber hereunder, may not be assigned, transferred or delegated without the prior written consent of the Company. Any such assignment, transfer or delegation in violation of this Section 18.3 shall be null and void.

18.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof that may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

18.5 Reimbursement of Costs Related to an Action. In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created in this Agreement, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

18.6 Entire Agreement. This Agreement (including the exhibits and schedules attached to this Agreement) and the documents referred to in this Agreement constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth in this Agreement. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between the Company and the Subscriber. Irrespective of the foregoing, the Subscriber and the Company may enter into a separate agreement for each of Subscriber’s purchase in the general offering and the voucher program, as such terms are defined in the Offering Circular, as applicable.

18.7 Third-Party Beneficiaries. The parties acknowledge that there are no third-party beneficiaries of this Agreement, except for any affiliates of the Company that may be involved in the issuance or servicing of the Securities on the Site, which the parties expressly agree shall be third-party beneficiaries hereof.

18.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page to Follow]

E-SIGNATURE PAGE

☐ By checking this box and clicking the “I Agree” button, I agree to comply with and be bound by all terms of this Agreement. I acknowledge and accept that all purchases of the Securities under this Agreement are final, and there are no refunds or cancellations except as may be required by this Agreement, applicable law or regulation. I further acknowledge and accept that the Company reserves the right to refuse, cancel or accept or, subject to Section 17, cancel this Agreement at any time in its sole discretion.

Entity Name:
By:	/s/
Name:
Title:
Submission Date:

Total Purchase Amount:	$

Number of Units _______: Number of Common Shares Underlying Warrants _______:

AGREED AND ACCEPTED BY THE COMPANY:

By:
Name:
Title:
Effective Date:

ANNEX I

CANADIAN AND INTERNATIONAL SUPPLEMENT

In connection with the purchase by the above-signed Subscriber of the Subscriber’s Securities as a “Canadian Subscriber” or an “International Subscriber”, the Subscriber hereby represents, warrants, covenants and certifies to the Company (and acknowledges that the Company and its counsel are relying thereon) that:

i.	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Subscription Agreement, if any;

ii.

the Subscriber is purchasing the Subscriber’s Securities pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Subscriber’s Securities under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption;

iii.

the applicable securities laws of the International Jurisdiction do not require the Company to file a prospectus, offering memorandum or similar document or to register or qualify the distribution of the Securities or for the Company to be registered with or to make any filings or seek any approvals of any kind whatsoever from any governmental or regulatory authority of any kind whatsoever in the International Jurisdiction;

iv.

the delivery of this Subscription Agreement, the acceptance of it by the Company and the issuance of the Subscriber’s Securities to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Company to become subject to or comply with any continuous disclosure, prospectus or other periodic filing or reporting requirements under any such applicable laws, nor does it require the Company to attorn to the jurisdiction of any governmental authority or regulator in such International Jurisdiction or require any translation of documents by the Company;

v.

the Subscriber will not sell, transfer or dispose of the Subscriber’s Securities except in accordance with all applicable securities laws of the International Jurisdiction, and the Subscriber acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates securities laws;

vi.	the Subscriber will provide such evidence of compliance with all such matters as the Company or its respective counsel may reasonably request;

vii.

the Canadian Subscriber acknowledges, represents, warrants, covenants and certifies that the Canadian Subscriber has been advised by the Company that the Company is relying on exemptions from the requirements under the applicable Canadian securities laws to provide the Canadian Subscriber with a prospectus or registration statement, and no prospectus or registration statement has been filed by the Company in connection with the issuance of the Securities, and as a consequence:

1.

the Canadian Subscriber is restricted from using most of the civil remedies available under the Canadian securities laws and certain protections, rights and remedies provided by the securities laws, including statutory rights of rescission or damages, will not be available to the Canadian Subscriber;

2.	the Canadian Subscriber may not receive information that would otherwise be required to be provided to the Canadian Subscriber under the Canadian securities laws; and

3.	the Company is relieved from certain obligations that would otherwise apply under the Canadian securities laws;

viii.

the Canadian Subscriber acknowledges, represents, warrants, covenants and certifies that the Canadian Subscriber is purchasing the Securities as principal for its own and not for the benefit of any other person;

ix.

the Canadian Subscriber acknowledges, represents, warrants, covenants and certifies, if the Canadian Subscriber is not an individual, the Canadian Subscriber pre-existed the offering of the Securities and has a bona fide business purpose other than the investment in the Securities and was not created, formed or established solely or primarily to acquire Securities, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable Canadian securities laws; and

x.	The Canadian Subscriber acknowledges that the certificates representing the Securities will bear a legend in substantially the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE _______, 2020” [the date which is four months and one day after the closing date of the offering will be inserted]

provided that subsequent to the date which is four months and one day after the Closing Date of the Offering, the certificates representing the Securities may be exchanged for certificates bearing no such legends.

The Canadian Subscriber also acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions; that it is solely responsible for complying with such restrictions; and that the Company is not responsible for ensuring compliance by the Canadian Subscriber of the applicable resale restrictions.

Schedule A to Annex 1

Schedule A ACCREDITED INVESTOR CERTIFICATE

(for Canadian residents only)

TO:	Draganfly Inc. (the “Company”)

Capitalized terms used in this Schedule A and defined in the Agreement to which this Schedule A is attached have the meaning defined in the Agreement unless otherwise defined herein.

The Subscriber is an “accredited investor” as defined in subsection 1.1 of NI 45‑106. The undersigned has indicated below the categories which the undersigned, satisfies in order to qualify as an “accredited investor”.

The undersigned understands that the Company and its counsel are relying upon this information in determining to sell securities to the undersigned in a manner exempt from the prospectus and registration requirements of applicable securities laws.

The undersigned or through the undersigned acting as its agent, represents, warrants and certifies that it, he or she is: [initial or place a checkmark above the line to the left of each applicable item]

_____	(a)	a Canadian financial institution, or a Schedule I, II or III bank under the Bank Act (Canada);
_____	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
_____	(c)

a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_____	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;
_____	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
_____	(e.1)

an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador)

_____	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;
_____	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

_____	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
_____	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

_____	(j)

an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000;

Note: Financial assets include cash and securities, but do not include a personal residence – see the definition of “financial assets” later in this certificate. Financial assets are generally liquid or relatively easy to liquidate. You must subtract any liabilities related to your financial assets to calculate your net financial assets—see the definition of “related liabilities”. Financial assets held in a group RRSP under which you do not have the ability to acquire the financial assets and deal with them directly are not considered to be beneficially owned by you. If you meet the higher financial asset threshold set out in paragraph (j.1), then initial paragraph (j.1) instead of this paragraph (j).

Note: If you are an accredited investor described in this paragraph (j), do not meet the higher financial asset threshold set out in paragraph (j.1), you must deliver a completed Form 45‑106F9 – Form for Individual Accredited Investors (Schedule A‑1 to Annex 1).

_____	(j.1)

an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

Note: The financial assets of your spouse (including financial assets in a spousal RRSP) cannot be included in the calculation of net financial assets under this paragraph (j.1).

_____	(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

Note: If you are an accredited investor described in this paragraph (k), you must deliver a completed Form 45‑106F9 – Form for Individual Accredited Investors (Schedule A‑1 to Annex 1).

_____	(l)

an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

Note: To calculate net assets, take the value of your total assets (which may include a personal residence) and subtract your total liabilities (which may include a mortgage). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the subscription.

Note: If you are an accredited investor described in this paragraph (l, you must deliver a completed Form 45‑106F9 – Form for Individual Accredited Investors (Schedule A‑1 to Annex 1).

_____	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
_____	(n)	an investment fund that distributes or has distributed its securities only to:
		(i)	a person that is or was an accredited investor at the time of the distribution,
		(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 Minimum amount investment, or 2.19 Additional investment in investment funds of NI 45‑106; or
		(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 Investment fund reinvestment of NI 45‑106;
_____	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

_____	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully‑managed account managed by the trust company or trust corporation, as the case may be;

_____	(q)	a person acting on behalf of a fully‑managed account managed by that person, if that person:

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

_____	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_____	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) or paragraph (i) in form and function;
_____	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

{Note: If you have initialed this paragraph (t), name each owner of an interest, and indicate the category of accredited investor into which that person fits (by reference to the paragraph numbers in this Schedule A. If a person named below is a director required by law to own a voting security, and that person is not an accredited investor, indicate “director” under Category.}

Name	Category

_____	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;
_____	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or
_____	(w)

on or after May 5, 2015, a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

{Note: If you have initialled this paragraph (w), name the person who established the trust and each trustee, and indicate the category of accredited investor into which that person fits (by reference to the paragraph numbers in this Schedule A). If a person named below is not an accredited investor, indicate “N/A” under Category.}

Name	Category

Person who established trust:

Trustee:

Trustee:

Trustee:

The Subscriber has executed this certificate as of the ______ day of ____________, 2020.

If a trust, partnership or other entity:	If an individual:

Name of Entity	Signature

Type of Entity	Name of Individual

Signature of person Signing

Title of person Signing

As used in this Certificate, the following terms have the following meanings:

An issuer is an “affiliate” of another issuer if:

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person;

“Canadian financial institution” means:

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(b)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“control person” has the meaning ascribed to that term in securities legislation except in Ontario, Québec and Nova Scotia where “control person” means any person that holds or is one of a combination of persons that holds:

(a)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“eligibility adviser” means:

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed; and

(b)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(i)	have a professional business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(ii)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“financial assets” means cash, securities, or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81‑106 Investment Fund Continuous Disclosure and means a mutual fund or a non‑redeemable investment fund;

“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situated;

“non‑redeemable investment fund” has the same meaning as in National Instrument 81‑106 Investment Fund Continuous Disclosure and means an issuer:

(a)	whose primary purpose is to invest money provided by its securityholders;

(b)	that does not invest:

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non‑redeemable investment fund; or

(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non‑redeemable investment fund; and

(c)	that is not a mutual fund;

“regulator” means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction;

“related liabilities” means:

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b)	liabilities that are secured by financial assets;

“securities legislation” means securities legislation as such term is defined in National Instrument 14‑101 Definitions;

“spouse” means, an individual who:

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

(b)	is living with another individual in a marriage‑like relationship, including a marriage‑like relationship between individuals of the same gender; or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Calculation of purchaser’s net assets: To calculate a purchaser’s net assets under paragraph (a) of the “accredited investor” definition, subtract the purchaser’s total liabilities from the purchaser’s total assets. The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the trade.

Schedule A-1 to Annex 1

{This Schedule A‑1 to Annex 1 is in the form required under applicable Canadian securities laws and must be completed if the Subscriber:

•	is subscribing under the “accredited investor” exemption set out in Section 6(d)(i) of the Agreement;

•	is an individual relying on category (j), (k) or (l) of the Accredited Investor Certificate (Schedule A to Annex 1); and

•	does not meet the higher financial asset threshold set out in paragraph (j.1) of the Accredited Investor Certificate.}

Form 45‑106F9

Form for Individual Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Common Shares	Issuer: Draganfly Inc.
Purchased from: Draganfly Inc.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $__________________. {Instruction: Insert the total dollar amount of the investment.}
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of Information – You may receive little or no information about your investment.

Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.

Your initials

• Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

• Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year

• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.

• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information

{Instruction: the salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.}

First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):

SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

6. For more information about this investment
Draganfly Inc.
2108 St. George Avenue,
Saskatoon, SK, S7M 0K7 Canada

Attention:	Paul Sun
Phone:	1-306-955-9906
Email:	paul.sun@draganfly.com
Website:	www.draganfly.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities‑administrators.ca.

{The Subscriber should keep one copy of this form (signed by the Subscriber) for the Subscriber’s records.}